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                                                                    EXHIBIT 22.1

                              PRESENT SUBSIDIARIES

                                                                                        PERCENTAGE
                                                                     STATE OR           OF VOTING
                                                                   JURISDICTION         SECURITIES
                                                                   INCORPORATION          OWNED
                                                                -------------------     ----------
Teradyne Benelux, Inc. (Ltd.).................................  Delaware                    100%
Teradyne Canada Limited.......................................  Canada                      100%
Teradyne GmbH.................................................  Germany                     100%
Teradyne Holdings, Inc........................................  New Hampshire               100%
Teradyne Holdings Limited.....................................  United Kingdom              100%
  Teradyne Limited............................................  United Kingdom              100%
Teradyne Hong Kong, Ltd. .....................................  Delaware                    100%
Teradyne International, Ltd. .................................  U.S. Virgin Islands         100%
Teradyne Ireland Limited......................................  Ireland                     100%
Teradyne Italia S.r.L. .......................................  Italy                       100%
Teradyne Japan, Ltd. .........................................  Delaware                    100%
  Teradyne K.K. ..............................................  Japan                       100%
Teradyne Korea, Ltd. .........................................  Delaware                    100%
Teradyne Leasing, Inc. .......................................  Massachusetts               100%
Teradyne Malaysia, Ltd. ......................................  Delaware                    100%
Teradyne Midnight Networks Inc................................  Delaware                    100%
Teradyne Netherlands B.V. ....................................  Netherlands                 100%
Teradyne Netherlands, Ltd. ...................................  Delaware                    100%
Teradyne Realty, Inc. ........................................  Massachusetts               100%
Teradyne S.A. ................................................  France                      100%
Teradyne Scandinavia, Inc. ...................................  Delaware                    100%
Teradyne Singapore, Ltd. .....................................  Delaware                    100%
Teradyne Software and Systems Test, Inc. .....................  Delaware                    100%
Teradyne Taiwan, Ltd. ........................................  Delaware                    100%
Control Automation, Inc.......................................  Delaware                    100%
Hammer Technologies, Inc. ....................................  Massachusetts               100%
Kinetrix, Inc.................................................  Delaware                     84%
Megatest Corporation..........................................  Delaware                    100%
  Megatest Limited............................................  United Kingdom              100%
  Megatest SARL...............................................  France                      100%
  Megatest GmbH...............................................  Germany                     100%
  Megatest H.K. Ltd. .........................................  Hong Kong                   100%
  Teradyne Philippines Ltd....................................  California                  100%
  Megatest International Sales Corporation....................  Barbados                    100%
  Megatest Asia Pte. Ltd. ....................................  Singapore                   100%
Zehntel Holdings, Inc. .......................................  California                  100%
1000 Washington, Inc. ........................................  Massachusetts               100%